CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in Registration Statement No. 333-262072 on Form S-1 of our report dated March 24, 2022 relating to the consolidated financial statements of Altus Power, Inc., appearing in the Prospectus Supplement, which is part of this Registration Statement.
/s/ Deloitte & Touche LLP
Stamford, CT
March 24, 2022